Exhibit 99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report of Columbia Funds Master Investment Trust, LLC (the “Trust”) on Form N-CSR for the period ending August 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), the undersigned hereby certifies that, to his knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: October 22, 2012	/s/ J. Kevin Connaughton
J. Kevin Connaughton, President and Principal Executive Officer

Date: October 22, 2012	/s/ Michael G. Clarke
Michael G. Clarke, Treasurer and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Form N-CSR with the Commission.